Exhibit 21
                              THERMO TERRATECH INC.

                         Subsidiaries of the Registrant

   As of May 23, 1997, Thermo TerraTech Inc. owned the following companies:

                                                        STATE OR
                                                      JURISDICTION   PERCENT
                          NAME                             OF           OF
                                                      INCORPORATION OWNERSHIP
      Thermo TerraTech Inc.                          Delaware
         CarlanKillam Consulting Group, Inc.         Florida           100
           Carlan Consulting Group of Alabama, Inc.  Alabama           100
           CarlanKillam Construction Services, Inc.  Florida           100
         Holcroft (Canada) Limited                   Canada            100
         Holcroft Corporation                        Delaware          100
           Holcroft GmbH                             Germany           100
         Metallurgical, Inc.                         Minnesota         100
           Cal-Doran Metallurgical Services, Inc.    California        100
         Metal Treating Inc.                         Wisconsin         100
         Normandeau Associates, Inc.                 New Hampshire     100
         The Randers Group Incorporated              Delaware          53.3
         (additionally, 8.9% of the shares are owned
          directly by Thermo Electron Corporation)
                        Randers Engineering, Inc.    Michigan          100
                        Clark-Trombley Consulting    Michigan          100
                           Engineers, Inc.
                         Redeco Incorporated         Michigan          100
                        Randers Group Property       Michigan          100
                           Corporation

                        Viridian Technology, Inc.    Michigan          100
                         Randers - EPC Incorporated  Illinois          100
                         Randers Engineering of      Michigan          100
                           Massachusetts, Inc.
         Thermo Analytical Inc.                      Delaware          100
           Skinner & Sherman, Inc.                   Massachusetts     100
         Thermo Consulting & Design Inc.             Delaware          100
           Engineering Technology and Knowledge      Delaware          100
            Corporation
              Elson T. Killam Associates, Inc.       New Jersey        100
                BAC Killam Inc.                      New York          100
                   N. H. Bettigole Co., Inc.         Delaware          100
                   N. H. Bettigole, P.A.             New Jersey        100
                   N. H. Bettigole, P.C.             New York          100
                Duncan, Lagnese and Associates,      Pennsylvania      100
                 Incorporated
                E3-Killam, Inc.                      New York          100
                Killam Associates, Inc.              Ohio              100
                Killam Management and Operational    New Jersey        100
                 Services, Inc.
           Fellows, Read & Associates, Inc.          New Jersey        100
           Killam Associates, New England Inc.       Delaware          100
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                                                                    Exhibit 21
                              THERMO TERRATECH INC.

                         Subsidiaries of the Registrant

                                                        STATE OR
                                                      JURISDICTION   PERCENT
                          NAME                             OF           OF
                                                      INCORPORATION OWNERSHIP
              George A. Schock & Associates, Inc.    New Jersey        100
              Jennison Engineering, Inc.             Vermont           100
         Thermo EuroTech N.V.                        Netherlands      53.25
           Grond- & Watersaneringstechniek           Netherlands       100
            Nederland B.V.
           Refining & Trading Holland B.V.           Netherlands       100
         Thermo Remediation Inc.                     Delaware         68.92
         (additionally, 1.48% of the shares are
          owned directly by The Thermo Electron
          Companies Inc.)
           Eberline Holdings Inc.                    Delaware          100
              Eberline Analytical Corporation        New Mexico        100
                Thermo Hanford Inc.                  Delaware          100
                TMA/NORCAL Inc.                      California        100
           IEM Sealand Corporation                   Virginia          100
           Remediation Technologies, Inc.            Delaware          100
              RETEC Thermal, Inc.                    Delaware          100
                ReTec/Tetra L.C.                     Texas              50*
              TriTechnics Corporation                Colorado(?)       100
           Thermo Fluids Inc.                        Delaware          100

           TPS Technologies Inc.                     Florida           100
              TPST Soil Recyclers of California Inc. California        100
                California Hydrocarbon, Inc.         Nevada            100
              TPST Soil Recyclers of Maryland Inc.   Maryland          100
                Todds Lane Limited Partnership       Maryland          100*
                (1% of which is owned directly
                 by TPS Technologies Inc.)
              TPST Soil Recyclers of New York Inc.   New York          100
              TPST Soil Recyclers of Oregon Inc.     Oregon            100
              TPST Soil Recyclers of South Carolina  Delaware          100
               Inc.
              TPST Soil Recyclers of Virginia Inc.   Delaware          100
              TPST Soil Recyclers of Washington Inc. Washington        100
         TMA/Hanford, Inc.                           Washington        100
      Thermo Securities Corporation                  Delaware          100
      Thermo Soil Recyclers Inc.                     Massachusetts     100
      Thermo Technology Ventures Inc.                Idaho             100
         Plasma Quench Investment Limited            Delaware           60*
   Partnership

   * Joint Venture/Partnership